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                                                                       EXHIBIT 4
                                                          [FRONT OF CERTIFICATE]

COMMON STOCK
COMMON STOCK
SAFT

THIS CERTIFICATE IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ
AND NEW YORK, NY

SEE REVERSE FOR
CERTAIN DEFINITIONS

SAFETY INSURANCE GROUP, INC.
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

CUSIP 78648T 10 0

THIS CERTIFIES that
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE,
OF
SAFETY INSURANCE GROUP, INC.,
with principal offices in Boston, Massachusetts (the "Corporation"). The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any and all amendments thereto. The shares represented by this Certificate are not deposits or accounts and are not federally insured or guaranteed.
      This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:
Chief Financial Officer and Secretary

President and Chief Executive Officer

Countersigned and Registered:
EquiServe Trust Company, N.A.

Transfer Agent
and Registrar
By

Authorized SIGNATURE

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                                                           [BACK OF CERTIFICATE]

The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights, preferences and limitations between the shares of each series so far as the rights, preferences and limitations have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series. The Corporation is authorized to issue more than one class of stock, including a class of preferred stock, which may be issued in one or more series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM
TEN ENT
JT TEN

as tenants in common
as tenants by the entireties
as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACTD                       Custodian
                                                           (Cust)
(Minor)
                                    under Uniform Gifts to Minors
                                    Act
                                                                     (State)

Additional abbreviations may also be used though not in the above list.

For value received,                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

TAXPAYER INDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

shares
of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact,

to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated

Signature

Signature

NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF
THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS OR CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15.